EXHIBIT 23.5

                          CONSENT OF RYAN, BECK & CO.

We hereby consent to the references in the Joint Proxy Statement/Prospectus to our opinion, dated July 18, 1997 with respect to the merger of Sovereign Bancorp, Inc. and Bankers Corp. and to our firm, respectively, and to the inclusion of such opinion as an annex to such Joint Proxy Statement/Prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     RYAN, BECK & CO., INC.

                                                     By: /s/ David P. Downs
                                                         ----------------------
                                                         David P. Downs
                                                         Senior Vice President

West Orange, NJ
July 18, 1997



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